    Exhibit 32.1

CERTIFICATION UNDER SECTION 906 OF THE
SARBANBES - OXLEY ACT OF 2002

In connection with the Annual Report of US Energy Systems Inc (the "Company") on Form 10-K for the period ending December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Asher E. Fogel
Asher E. Fogel	Dated: April 5, 2006
Chief Executive Officer
(Principal Executive Officer)

/s/ Richard J. Augustine	Dated:April 5, 2006
Richard J. Augustine
Chief Accounting Officer
(Principal Accounting and Financial Officer)